Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Franco-Nevada Corporation of our report dated March 7, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as an exhibit to, and incorporated by reference in, Franco-Nevada Corporation’s Annual Report on Form 40-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

June 15, 2018